News Release

For Immediate Release

Investor Relations: F. Barry Bilson

(410) 539-0000

Media: Mary Athridge

(410) 454-4421

LEGG MASON REPORTS RESULTS FOR FOURTH FISCAL QUARTER

AND FISCAL YEAR ENDED MARCH 31, 2008

-- Fourth Quarter Loss of $255 Million or $1.81 per Diluted Share –

-- Net Loss Primarily Driven By Non-Cash Charges to Support Money Market Funds, Reductions in Value of Acquired Wealth Management Contracts --

-- Assets Under Management of $950 Billion --

Baltimore, Maryland –May 6, 2008 – Legg Mason, Inc. (NYSE: LM) today reported its operating results for the fourth fiscal quarter and fiscal year ended March 31, 2008.  For the quarter, revenues were $1.07 billion, down 6% from $1.14 billion in the fourth quarter of fiscal 2007.  The Company reported a net loss of $255.5 million, or $1.81 per diluted share, compared to net income of $172.5 million, or $1.19 per diluted share, in the fourth quarter of fiscal 2007.

The fourth quarter net loss resulted from two non-cash charges: 1) previously announced support for money market funds, totaling $291.0 million after tax and compensation related adjustments, or $2.06 per diluted share; 2) a charge of $94.8 million after tax, or $0.66 per diluted share, for a reduction in the value of acquired management contracts held by a Wealth Management subsidiary since the time of its acquisition by Legg Mason. Cash income, as adjusted, for these non-cash charges (please refer to page 5), was $178.5 million for the quarter, or $1.25 per diluted share, down 20% and 19%, respectively, from cash income, as adjusted, in the fourth quarter of fiscal 2007.

For the full fiscal year 2008, the Company achieved record revenues of $4.63 billion, up 7% from $4.34 billion in fiscal 2007. Net income for fiscal 2008 was $267.6 million, or $1.86 per diluted share, representing a decrease of 59% and 58%, respectively, from fiscal 2007 results. Cash income, as adjusted, for the year was $877.0 million, or $6.09 per diluted share, both representing an increase of 4% from fiscal 2007.

Assets Under Management (“AUM”) at the end of fiscal 2008 were $950.1 billion, down 5% from $998.5 billion at December 31, 2007, and down 2% from $968.5 billion at the end of fiscal 2007.

Comments on the Fourth Fiscal Quarter and Fiscal Year 2008 Results

Mark R. Fetting, President and Chief Executive Officer, said “This past quarter was among the most difficult we have ever faced and we are disappointed with our results. We remain a fundamentally strong firm today, but we know we have work to do.  We are fully focused on restoring our historically strong investment performance across the board, despite the challenges of continued market volatility and investor uncertainty.

“In the quarter just ended, we continued to provide, on a proactive basis, financial support to several of our money market funds. The non-cash charges from this support led to a net loss for the quarter. We also incurred a non-cash charge for a write-down of certain acquired management contracts. Our actions on behalf of the money market funds have been dilutive to our earnings for two consecutive quarters, but we are resolute in our view that these have been prudent and proper actions to take. We will stay vigilant going forward.

“Excluding these two non-cash charges, cash income, as adjusted, was $178.5 million for the fourth quarter. Our overall earnings power remains strong and our annual revenues of $4.63 billion in fiscal 2008 represented a record for Legg Mason. The diversification and global scale of our managers are key elements of our competitive advantage as a firm. We have major managers who are performing very well in a tough investment climate, and we are seeing growth outside the U.S., but we know that we need our U.S. equity managers to return to form, and this is a top priority.”

Assets Under Management Decreased to $950 Billion

AUM decreased to $950.1 billion as of March 31, 2008, down $48.4 billion, or 5%, from $998.5 billion at December 31, 2007, primarily as a result of market depreciation of $28.5 billion in the fourth quarter and net client cash outflows of $19.2 billion. Equity outflows were $17 billion and fixed income outflows were $7 billion for the quarter, while liquidity inflows totaled $5 billion.

Average AUM during the quarter were $975 billion, compared to $1,014 billion in the third quarter of fiscal 2008 and $959 billion in the fourth quarter of fiscal 2007.  At March 31, 2008, equity products represented 29% of AUM, fixed income represented 53% and liquidity represented 18%. By business division, 54% of total AUM were in Institutional, 40% in Managed Investments and 6% in Wealth Management. Assets managed for non-U.S. domiciled clients represented 34% of total AUM at March 31, 2008.

For the fiscal year 2008, total AUM declined by $18.4 billion, or 2%, from $968.5 billion at March 31, 2007. Despite the challenging markets, Western Asset, Permal and Brandywine each grew their AUM in fiscal 2008.

Comparison to the Fourth Quarter of Fiscal Year 2007

Revenues decreased 6% from the prior year quarter, reflecting lower investment advisory fees as a result of the decline in performance fees and year-over-year changes in the mix of equity and fixed income assets. Operating expenses increased by 7% from the prior year quarter, primarily due to the $151 million write-down of certain acquired management contracts. Other non-operating expenses were $530.5 million, driven by approximately $517.2 million of losses and other costs related to the Company’s money market fund support. For the quarter, the Company incurred a net loss of $255.5 million, or $1.81 per diluted share, down from net income of $172.5 million, or $1.19 per diluted share, in the fourth quarter of fiscal 2007.  The diluted loss per share included a net charge of $2.06 for the support of the money market funds and a net charge of $0.66 for the write-down of certain acquired management contracts. Cash income (please refer to page 5) was a loss of $207.3 million, or $1.47 per diluted share, compared to cash income of $222.4 million, or $1.54 per diluted share, in the fourth quarter of fiscal 2007. Cash income, as adjusted, was $178.5 million, or $1.25 per diluted share, compared to $222.4 million, or $1.54 per diluted share, in the comparable period last fiscal year.

The pre-tax profit margin decreased to (36.7%) from 24.0% in the fourth quarter of fiscal 2007.  The pre-tax profit margin, as adjusted, was 30.1% (please refer to page 6), down from 33.3% in the prior fiscal year quarter.

Results for Fiscal Year 2008

Total revenues for fiscal 2008 were $4.63 billion, up 7% from the prior fiscal year, primarily driven by an increase in fund advisory fees of 15%. Performance fees decreased for the year by 7%, to $132.7 million.  Net income was $267.6 million, down 59% from $646.8 million in fiscal 2007. Earnings were $1.86 per diluted share, a decrease of 58% from $4.48 in fiscal 2007.  Cash income for the year was $468.5 million, or $3.25 per diluted share, compared to cash income of $846.0 million, or $5.86 per diluted share, in fiscal 2007.  Cash income, as adjusted, was $877.0 million, or $6.09 per diluted share, both up 4% from $846.0 million, or $5.86 per diluted share, for the corresponding previous fiscal year.

The pre-tax profit margin for fiscal 2008 was 9.6%, compared to 24.0% for fiscal 2007. The pre-tax profit margin, as adjusted, was 32.8%, down slightly from 33.2% in fiscal 2007.

Comparison to the Third Quarter of Fiscal Year 2008

Revenues of $1.07 billion decreased 10% from $1.19 billion in the prior quarter ended December 31, 2007.  There was a loss of $255.5 million in the quarter, compared to net income of $154.6 million in the prior quarter. The decline in net income was largely the result of the non-cash charges to support money market funds and the write-down of certain acquired management contracts. Cash income was a loss of $207.3 million, or $1.47 per diluted share, compared to cash income of $205.1 million, or $1.42 per diluted share, in the third quarter of fiscal 2008.  Cash income, as adjusted, of $178.5 million, or $1.25 per diluted share, represented a decrease of 22% and 21%, respectively, compared to the third quarter of fiscal 2008.

The pre-tax profit margin was (36.7%) compared to 20.8% in the prior quarter. The pre-tax profit margin, as adjusted, was 30.1%, down from 33.0% in the prior quarter.

Business Developments

The adverse market conditions in the quarter were challenging for all divisions, though the Company’s investment managers continued to expand their distribution into key opportunity markets and to launch select new products. Several managers received significant industry recognition for their products and performance.

Highlights for the quarter include:

•

The Municipal Bond team at Western Asset won the 2007 year-end Lipper award for Outstanding Fixed Income performance on a 1-year, 3-year, and 5-year basis.

•

Five portfolios managed by The Royce Funds were awarded the 2007 Lipper Performance Achievement Award: the Royce Opportunity Fund (for 10-year performance), the Royce Value Plus Fund (for 5-year performance), the Royce Focus Trust (for 1-year, 5-year and 10-year performance), the Royce Micro-Cap Trust (for 5-year performance) and the Royce Capital Fund, Micro-Cap Portfolio (for 10-year performance).

•

In the 2008 Investment Performance Awards from AsianInvestor:

o

Brandywine Global won awards in the Global Fixed Income category for its 3-year and 10-year risk-adjusted performance

o

Batterymarch won top honors in the Asia Equities (excluding Japan) category for its 5-year performance

o

Legg Mason International Equities won in the Hong Kong Equities category for its 10-year performance.

•

Batterymarch portfolio managers Curtis Butler and Ray Prasad were named Citywire Top Managers of the Year for their performance with the Legg Mason Asia Pacific Fund.

•

Permal extended its successful global launch of a fund-of-hedge funds offering generally designed to invest in the Silk Road region and in other global emerging regions. The firm also launched several structured products and added new share classes to its existing product lines to facilitate continued strong growth in Asian markets including China, Singapore, Malaysia and Korea. Permal also funded several new mandates that increased its penetration of the U.S. institutional market.

•

Brandywine Global launched new currency classes for a global bond fund and extended one of its core equity products into the separate account space, in response to increased demand.

Balance Sheet

At March 31, 2008, Legg Mason’s cash position, including cash equivalents, repurchase agreements and cash restricted for collateral purposes, was $2.9 billion, total debt was $2.8 billion and stockholders' equity was $6.6 billion.  The ratio of total debt to total capital (total equity plus total debt) was 29%.

Use of Supplemental Data as Non-GAAP Performance Measures

Cash Income and Cash Income, as Adjusted

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “cash income” and “cash income, as adjusted" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Legg Mason, Inc. and its subsidiaries.

We define “cash income” as net income plus amortization and deferred taxes related to intangible assets.  We define "cash income, as adjusted" as cash income plus net money market fund support losses and impairment charges.

We believe that cash income and cash income, as adjusted, provide a good representation of our operating performance adjusted for non-cash acquisition related and other items that facilitate comparison of our results to prior period results and to the results of other asset management firms that have not engaged in significant acquisitions or money market fund support transactions.  We also believe that cash income and cash income, as adjusted, are important metrics in estimating the value of an asset management business. These measures are provided in addition to net income, but are not a substitute for net income and may not be comparable to non-GAAP performance measures, including measures of cash earnings or cash income, of other companies. Further, cash income and cash income, as adjusted, are not liquidity measures and should not be used in place of cash flow measures determined under GAAP.  Legg Mason considers cash income and cash income, as adjusted, to be useful to investors because they are important metrics in measuring the economic performance of asset management companies, as indicators of value, and because they facilitate comparisons of Legg Mason’s operating results with prior period results and the results of other asset management firms that have not engaged in significant acquisitions or money market fund support transactions.

In calculating cash income, we add the impact of the amortization of intangible assets from acquisitions, such as management contracts, to net income to reflect the fact that these non-cash expenses distort comparisons of Legg Mason’s operating results with the results of other asset management firms that have not engaged in significant acquisitions.  Deferred taxes on indefinite-life intangible assets and goodwill represent actual tax benefits that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we actually receive these tax benefits on indefinite-life intangibles and goodwill, we add them to net income in the calculation of cash income.  In calculating cash income, as adjusted, we add net money market fund support losses and net impairment charges to cash income to reflect that these charges distort comparisons of Legg Mason’s operating results to prior period results and the results of other asset management firms.

Should a disposition or impairment charge for indefinite-life intangibles or goodwill occur, its impact on cash income and cash income, as adjusted, may distort actual changes in the operating performance or value of our firm. Accordingly, we monitor changes in indefinite-life intangible assets and goodwill and the related impact on cash income and cash income, as adjusted, to ensure appropriate explanations accompany such disclosures.  The impairment charge on amortizable management contracts recognized in the March 31, 2008 quarter impacts both cash income and cash income, as adjusted, because any decrease in value is already reflected in reduced revenues.  Further, like other amortizable intangibles, no adjustment for deferred taxes has been previously reflected in cash income.

Although depreciation and amortization on fixed assets are non-cash expenses, we do not add these charges in calculating cash income or cash income, as adjusted, because these charges are related to assets that will ultimately require replacement.

Reconciliations of net income to non-GAAP cash income and cash income, as adjusted, are presented on pages 12-13.

Pre-Tax Profit Margin from Continuing Operations, As Adjusted for Distribution and Servicing Expense, Money Market Fund Support Losses and Impairment Charges

Legg Mason believes that pre-tax profit margin from continuing operations adjusted for distribution and servicing expense, money market fund support losses (net of related compensation adjustments) and impairment charges is a useful measure of our performance because it indicates what our margins would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, money market fund support losses and impairment charges that we do not consider part of our core business metrics, and thus it shows the effect of these items on our margins. Further, money market fund support losses and impairment charges distort comparisons of Legg Mason’s pre-tax profit margin to prior period profit margins and the profit margins of other asset management firms that have not engaged in significant acquisitions or money market fund support transactions. This measure is provided in addition to the Company's pre-tax profit margin from continuing operations calculated under GAAP, but is not a substitute for calculations of margin under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins, of other companies. Reconciliations of consolidated pre-tax profit margin from continuing operations, as adjusted, to pre-tax profit margin under GAAP, are presented on pages 14-15.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Fetting, will be held at 10 a.m. E.D.T. today. The call will be open to the general public. Interested participants should access the call by dialing 1-866-793-1306 (or for international calls 1-703-639-1308) at least 10 minutes prior to the scheduled start to ensure connection.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-888-266-2081 (or for international calls 1-703-925-2533), access Pin Number 1234949, after completion of the call.  Please note that the replay will be available beginning at 1:00 p.m., E.D.T. on Tuesday, May 6, 2008 and ending on May 20, 2008.

About Legg Mason

Legg Mason is a global asset management firm, with $950 billion in assets under management as of March 31, 2008.  The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and its subsequent quarterly reports on Form 10-Q.

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			% Change
				March 2008	March 2008
				Compared	Compared
	March 2008	December 2007	March 2007	to December 2007	to March 2007
Operating Revenues:
Investment advisory fees:
Separate accounts	$ 341,797	$ 365,735	$ 376,311	(6.5)%	(9.2)%
Funds	558,382	593,375	542,696	(5.9)	2.9
Performance fees	3,258	50,848	37,514	(93.6)	(91.3)
Distribution and service fees	158,721	172,637	181,533	(8.1)	(12.6)
Other	6,965	4,049	3,743	72.0	86.1
Total operating revenues	1,069,123	1,186,644	1,141,797	(9.9)	(6.4)

Operating Expenses:
Compensation and benefits	326,899	366,377	404,906	(10.8)	(19.3)
Distribution and servicing	304,674	326,698	317,863	(6.7)	(4.1)
Communications and technology	52,326	45,400	46,125	15.3	13.4
Occupancy	32,896	34,303	28,856	(4.1)	14.0
Amortization of intangible assets	13,686	14,155	16,714	(3.3)	(18.1)
Impairment of management contracts	151,000	-	-	n/m	n/m
Other	50,038	57,720	54,879	(13.3)	(8.8)
Total operating expenses	931,519	844,653	869,343	10.3	7.2

Operating Income	137,604	341,991	272,454	(59.8)	(49.5)

Other Income (Expense)
Interest income	22,922	19,356	15,707	18.4	45.9
Interest expense	(28,073)	(20,837)	(18,107)	34.7	55.0
Other	(525,341)	(93,518)	4,241	461.8	n/m
Total other income (expense)	(530,492)	(94,999)	1,841	458.4	n/m

Income (Loss) from Operations
before Income Tax Provision (Benefit) and Minority Interests	(392,888)	246,992	274,295	(259.1)	(243.2)

Income tax provision (benefit)	(137,488)	92,319	102,046	(248.9)	(234.7)

Income (Loss) from Operations
before Minority Interests	(255,400)	154,673	172,249	(265.1)	(248.3)

Minority interests, net of tax	(51)	(91)	225	(44.0)	n/m

Net Income (Loss)	$ (255,451)	$ 154,582	$ 172,474	(265.3)	(248.1)

n/m – not meaningful

[continued on next page]

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)
(continued)

	Quarters Ended			% Change
				March 2008	March 2008
				Compared	Compared
	March 2008	December 2007	March 2007	to December 2007	to March 2007
Net income (loss) per share:
Basic	$ (1.81)	$ 1.09	$ 1.22	(266.1)%	(248.4)%

Diluted	$ (1.81)	$ 1.07	$ 1.19	(269.2)	(252.1)

Weighted average number of shares
outstanding:
Basic	141,132	142,297	141,590
Diluted(1)	141,132	144,018	144,549

(1) Basic shares outstanding used for diluted earnings per share calculation due to loss for period

n/m – not meaningful

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Twelve Months Ended
	March 2008	March 2007	% Change
Operating Revenues:
Investment advisory fees:
Separate accounts	$ 1,464,512	$ 1,445,796	1.3%
Funds	2,319,788	2,023,140	14.7
Performance fees	132,740	142,245	(6.7)
Distribution and service fees	692,277	716,402	(3.4)
Other	24,769	16,092	53.9
Total operating revenues	4,634,086	4,343,675	6.7

Operating Expenses:
Compensation and benefits	1,569,517	1,568,568	0.1
Distribution and servicing	1,273,986	1,196,019	6.5
Communications and technology	192,821	174,160	10.7
Occupancy	129,425	100,180	29.2
Amortization of intangible assets	57,271	68,410	(16.3)
Impairment of management contracts	151,000	-	n/m
Other	209,890	208,040	0.9
Total operating expenses	3,583,910	3,315,377	8.1

Operating Income	1,050,176	1,028,298	2.1

Other Income (Expense)
Interest income	76,923	58,916	30.6
Interest expense	(82,681)	(71,474)	15.7
Other	(600,547)	28,114	n/m
Total other income (expense)	(606,305)	15,556	n/m

Income from Continuing Operations before
Income Tax Provision and Minority Interests	443,871	1,043,854	(57.5)

Income tax provision	175,995	397,612	(55.7)

Income from Continuing Operations
before Minority Interests	267,876	646,242	(58.5)

Minority interests, net of tax	(266)	4	n/m

Income from Continuing Operations	267,610	646,246	(58.6)

Gain on sale of discontinued operations,
net of tax	-	572	n/m
Net Income	$ 267,610	$ 646,818	(58.6)

n/m – not meaningful

[continued on next page]

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)
(continued)

	For the Twelve Months Ended
	March 2008	March 2007	% Change
Net income per share:
Basic
Income from continuing operations	$ 1.88	$ 4.58	(59.0)%
Gain on sale of discontinued operations	-	-	n/m
	$ 1.88	$ 4.58	(59.0)

Diluted
Income from continuing operations	$ 1.86	$ 4.48	(58.5)
Gain on sale of discontinued operations	-	-	n/m
	$ 1.86	$ 4.48	(58.5)

Weighted average number of shares
outstanding:
Basic	142,018	141,112
Diluted	143,976	144,386

n/m – not meaningful

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA

RECONCILIATION OF NET INCOME (LOSS) TO CASH INCOME,
AND CASH INCOME, AS ADJUSTED
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			% Change
				March 2008	March 2008
				Compared	Compared
	March 2008	December 2007	March 2007	to December 2007	to March 2007

Net Income (Loss)	$ (255,451)	$ 154,582	$ 172,474	(265.3)%	(248.1)%

Plus:
Amortization of intangible assets	13,686	14,155	16,714	(3.3)	(18.1)
Deferred income taxes on intangible assets	34,475	36,385	33,261	(5.2)	3.6

Cash Income (Loss)	(207,290)	205,122	222,449	(201.1)	(193.2)

Plus:
Net money market fund support(1)	290,954	22,771	-	n/m	n/m
Impairment of management contracts(2)	94,813	-	-	n/m	n/m

Cash Income, as adjusted	$ 178,477	$ 227,893	$ 222,449	(21.7)	(19.8)

Net Income (Loss) per Diluted Share	$ (1.81)	$ 1.07	$ 1.19	(269.2)	(252.1)

Plus:
Amortization of intangible assets	0.10	0.10	0.12	-	(16.7)
Deferred income taxes on intangible assets	0.24	0.25	0.23	(4.0)	4.3

Cash Income (Loss) per Diluted Share	(1.47)	1.42	1.54	(203.5)	(195.5)

Plus:
Net money market fund support(1)	2.06	0.16	-	n/m	n/m
Impairment of management contracts(2)	0.66	-	-	n/m	n/m

Cash Income per Diluted Share, as adjusted	$ 1.25	$ 1.58	$ 1.54	(20.9)	(18.8)

(1) Includes related adjustments to compensation and income tax benefits
(2) Net of income tax benefit

n/m – not meaningful

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA

RECONCILIATION OF NET INCOME TO CASH INCOME,
AND CASH INCOME, AS ADJUSTED
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Twelve Months Ended
	March 2008	March 2007	% Change

Net Income	$ 267,610	$ 646,818	(58.6)%

Plus:
Amortization of intangible assets	57,271	68,410	(16.3)
Deferred income taxes on intangible assets	143,600	130,758	9.8

Cash Income	468,481	845,986	(44.6)

Plus:
Net money market fund support(1)	313,726	-	n/m
Impairment of management contracts(2)	94,813	-	n/m

Cash Income, as adjusted	$ 877,020	$ 845,986	3.7

Net Income per Diluted Share	$ 1.86	$ 4.48	(58.5)

Plus:
Amortization of intangible assets	0.40	0.47	(14.9)
Deferred income taxes on intangible assets	0.99	0.91	8.8

Cash Income per Diluted Share	3.25	5.86	(44.5)

Plus:
Net money market fund support(1)	2.18	-	n/m
Impairment of management contracts(2)	0.66	-	n/m

Cash Income per Diluted Share, as adjusted	$ 6.09	$ 5.86	3.9

(1) Includes related adjustments to compensation and income tax benefits
(2) Net of income tax benefit

n/m – not meaningful

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA

PRE-TAX PROFIT MARGIN FROM CONTINUING OPERATIONS ADJUSTED
FOR DISTRIBUTION AND SERVICING EXPENSE, MONEY MARKET SUPPORT AND IMPAIRMENT
(Amounts in thousands)
(Unaudited)

	Quarters Ended			% Change
				March 2008	March 2008
				Compared	Compared
	March 2008	December 2007	March 2007	to December 2007	to March 2007

Operating Revenues, GAAP basis	$ 1,069,123	$ 1,186,644	$ 1,141,797	(9.9)%	(6.4)%

Less:
Distribution and servicing expense	304,674	326,698	317,863	(6.7)	(4.1)

Operating Revenues, as adjusted	$ 764,449	$ 859,946	$ 823,934	(11.1)	(7.2)

Income (Loss) from Continuing Operations
before Income Tax Provision (Benefit) and Minority Interests, GAAP Basis	$ (392,888)	$ 246,992	$ 274,295	(259.1)	(243.2)

Plus:
Net money market fund support(1)	471,871	36,433	-	n/m	n/m
Impairment of management contracts	151,000	-	-	n/m	n/m

Income from Continuing Operations
before Income Tax Provision and Minority Interests, as adjusted	$ 229,983	$ 283,425	$ 274,295	(18.9)	(16.2)

Pre-tax profit margin, GAAP basis	(36.7)%	20.8%	24.0%
Pre-tax profit margin, as adjusted	30.1	33.0	33.3

(1) Includes related adjustments to compensation

n/m- not meaningful

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA

PRE-TAX PROFIT MARGIN FROM CONTINUING OPERATIONS ADJUSTED
FOR DISTRIBUTION AND SERVICING EXPENSE, MONEY MARKET SUPPORT AND IMPAIRMENT
(Amounts in thousands)
(Unaudited)

	For the Twelve Months Ended
	March 2008	March 2007	% Change

Operating Revenues, GAAP basis	$ 4,634,086	$ 4,343,675	6.7%

Less:
Distribution and servicing expense	1,273,986	1,196,019	6.5

Operating Revenues, as adjusted	$ 3,360,100	$ 3,147,656	6.7

Income from Continuing Operations before Income
Tax Provision and Minority Interests, GAAP Basis	$ 443,871	$ 1,043,854	(57.5)

Plus:
Net money market fund support(1)	508,304	-	n/m
Impairment of management contracts	151,000	-	n/m

Income from Continuing Operations before Income
Tax Provision and Minority Interests, as adjusted	$ 1,103,175	$ 1,043,854	5.7

Pre-tax profit margin, GAAP basis	9.6%	24.0%
Pre-tax profit margin, as adjusted	32.8	33.2

(1) Includes related adjustments to compensation

n/m- not meaningful

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
ASSETS UNDER MANAGEMENT
(Amounts in billions)
(Unaudited)

	Quarters Ended
	March 2008	December 2007	September 2007	June 2007	March 2007
By asset class:
Equity	$ 271.6	$ 320.8	$ 343.9	$ 352.3	$ 338.0
Fixed Income	508.2	514.5	506.0	479.2	470.9
Liquidity	170.3	163.2	161.7	160.9	159.6
Total	$ 950.1	$ 998.5	$ 1,011.6	$ 992.4	$ 968.5

By asset class (average):
Equity	$ 292.5	$ 335.6	$ 341.6	$ 349.3	$ 338.5
Fixed Income	514.4	512.9	492.2	475.9	465.0
Liquidity	168.4	165.2	160.9	159.7	155.4
Total	$ 975.3	$ 1,013.7	$ 994.7	$ 984.9	$ 958.9

By client domicile:
US	$ 622.7	$ 661.0	$ 675.7	$ 659.9	$ 644.5
Non-US	327.4	337.5	335.9	332.5	324.0
Total	$ 950.1	$ 998.5	$ 1,011.6	$ 992.4	$ 968.5

By division:
Managed Investments	$ 376.6	$ 398.8	$ 411.4	$ 414.2	$ 403.2
Institutional	511.4	532.4	530.3	506.8	496.3
Wealth Management	62.1	67.3	69.9	71.4	69.0
Total	$ 950.1	$ 998.5	$ 1,011.6	$ 992.4	$ 968.5

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
COMPONENT CHANGES IN ASSETS UNDER MANAGEMENT
(Amounts in billions)
(Unaudited)

	Quarters Ended
	March 2008	December 2007	September 2007	June 2007	March 2007
Beginning of period	$ 998.5	$ 1,011.6	$ 992.4	$ 968.5	$ 944.8
Net client cash flows	(19.2)	(9.1)	0.3	1.7	13.6
Market performance and other	(28.5)	(4.0)	18.9	23.5	10.4
Acquisitions (Dispositions), net	(0.7)	-	-	(1.3)	(0.3)
End of period	$ 950.1	$ 998.5	$ 1,011.6	$ 992.4	$ 968.5

BY DIVISION

	Quarters Ended
Managed Investments	March 2008	December 2007	September 2007	June 2007	March 2007
Beginning of period	$ 398.8	$ 411.4	$ 414.2	$ 403.2	$ 384.8
Net client cash flows	(5.1)	(6.1)	(8.8)	(3.3)	10.2
Market performance and other	(16.4)	(6.5)	6.0	14.3	8.2
Acquisitions (Dispositions), net	(0.7)	-	-	-	-
End of period	$ 376.6	$ 398.8	$ 411.4	$ 414.2	$ 403.2

Institutional
Beginning of period	$ 532.4	$ 530.3	$ 506.8	$ 496.3	$ 492.1
Net client cash flows	(11.7)	(0.2)	9.9	4.6	2.7
Market performance and other	(9.3)	2.3	13.6	5.9	1.5
Acquisitions (Dispositions), net	-	-	-	-	-
End of period	$ 511.4	$ 532.4	$ 530.3	$ 506.8	$ 496.3

Wealth Management
Beginning of period	$ 67.3	$ 69.9	$ 71.4	$ 69.0	$ 67.9
Net client cash flows	(2.4)	(2.8)	(0.8)	0.4	0.7
Market performance and other	(2.8)	0.2	(0.7)	3.3	0.7
Acquisitions (Dispositions), net	-	-	-	(1.3)	(0.3)
End of period	$ 62.1	$ 67.3	$ 69.9	$ 71.4	$ 69.0

Note: Immaterial differences may result from the rounding of quarterly amounts.

LEGG MASON, INC.
News Release – May 6, 2008

LEGG MASON, INC. AND SUBSIDIARIES
COMPONENT CHANGES IN ASSETS UNDER MANAGEMENT
(Amounts in billions)
(Unaudited)

	Fiscal Year Ended
	March 2008	March 2007
Beginning of period	$ 968.5	$ 867.6
Net client cash flows	(26.3)	44.2
Market performance and other	9.9	57.5
Acquisitions (Dispositions), net	(2.0)	(0.8)
End of period	$ 950.1	$ 968.5

BY DIVISION

	Fiscal Year Ended
Managed Investments	March 2008	March 2007
Beginning of period	$ 403.2	$ 356.5
Net client cash flows	(23.2)	23.5
Market performance and other	(2.7)	23.3
Acquisitions (Dispositions), net	(0.7)	(0.1)
End of period	$ 376.6	$ 403.2

Institutional
Beginning of period	$ 496.3	$ 444.8
Net client cash flows	2.5	21.7
Market performance and other	12.6	30.2
Acquisitions (Dispositions), net	-	(0.4)
End of period	$ 511.4	$ 496.3

Wealth Management
Beginning of period	$ 69.0	$ 66.3
Net client cash flows	(5.6)	(1.0)
Market performance and other	-	4.0
Acquisitions (Dispositions), net	(1.3)	(0.3)
End of period	$ 62.1	$ 69.0

Note: Immaterial differences may result from the rounding of quarterly amounts.